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                                                                   EXHIBIT 10.20

                       AMENDMENT TO EMPLOYMENT AGREEMENT
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     This Amendment (the "Amendment") is made as of the day of March 1998, by and between Quadrant International, Inc., a Pennsylvania corporation, with an office for purposes of this Amendment at 269 Great Valley Parkway, Malvern, Pennsylvania 19355 (hereinafter, "QI"), and Gregg Garnick with an address at 718 Cambridge Road, Bala Cynwyd, Pennsylvania 19004 (hereinafter, "Garnick");

                                  WITNESSETH

     WHEREAS, QI and Garnick are parties to an Employment Agreement dated as of Feb 2, 1998 (the "Employment Agreement"); and ,

     WHEREAS, the parties desire to amend the Employment Agreement in accordance with this Amendment in anticipation of a proposed equity financing of QI led by Patricoff & Co. Ventures, Inc. in a minimum amount of $10,000,000 (the "Minimum Closing") and a maximum amount of $18,000,000;

     NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, the parties intending to be legally bound hereby agree as follows:

     1.   EMPLOYMENT STATUS FOLLOWING FINANCING.
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          Effective upon consummation of the Minimum Closing, Section 3 of the
Employment Agreement is hereby amended to reflect that Garnick shall continue to be Chairman of the Board and an employee of QI, but shall cease to be Chief Executive Officer of QI, which position shall be held by Frank Wilde In his capacity as Chairman and an employee of QI, Garnick shall continue to be a full-time employee of the Company and shall be actively involved in strategic planning, mergers and acquisitions, financing activities and such other activities as shall be directed by the Board of Directors and/or Frank Wilde acting with the authority of the Board of Directors.

     2.   CHANGES TO TERMINATION.
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          (a)  Effective upon consummation of the Minimum Closing, Section 8 of the Employment Agreement is hereby amended to reflect that, in addition to the actions set forth therein that would result in the severance benefits set forth therein becoming payable to Garnick, such severance benefits shall also become immediately due and payable thirty (30) days following notice from Garnick to QI that Garnick will voluntarily resign as an employee of QI effective at the expiration of such 30-day period.

          (b) Effective upon consummation of the Minimum Closing, Section 8 of the Employment Agreement is also hereby amended to reflect that in the event Garnick's employment is terminated by QI (other than for gross malfeasance or gross nonfeasance) or voluntarily by Garnick, or in the event Garnick is removed as Chairman of the Board (in each of which cases
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Garnick shall receive the severance benefits of Section 8), Garnick shall in any event be entitled to continue to serve as a director on the Board of Directors until such time as QI consummates an initial public offering of its Common
Stock, registered under the Securities Act of 1933, or QI is sold in a bona fide transaction whether by merger, sale of stock, sale of assets or otherwise.

     3.   REDEMPTION.
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          QI acknowledges its obligation to redeem 1,200,000 shares of Common
Stock of QI held by Garnick pursuant to the terms of the letter agreement dated December 15, 1997 between QI and Garnick (the "Redemption") and affirms it will effect such Redemption upon consummation of the Minimum Closing. The parties acknowledge that, notwithstanding anything contained herein to the contrary, the agreements of Mr. Garnick in paragraphs 1 and 2 above are subject to receipt by Mr. Garnick of the proceeds of the Redemption.

     4.   MISCELLANEOUS.
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          (a)  Except as modified hereby, the Employment Agreement shall remain in full force and effect (including, without limitation, the provisions relating to compensation and benefits); provided, however, that, to the extent any
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provision of the Employment Agreement is inconsistent with the amendments effected hereby, such provision shall be deemed amended to be consistent with the intent of this Amendment.

          (b) This Amendment shall be governed by the laws of Pennsylvania without giving effect to principles of conflicts of laws.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                              QUADRANT INTERNATIONAL, INC.

                              By: /s/ Frank Wilde
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                                  Frank Wilde
                                  President 3/19/98

                              /s/ Gregg Garnick
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                              Gregg Garnick 3/19/98